PRESS RELEASE

FOR IMMEDIATE RELEASE: Valhi, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	CONTACT: Janet G. Keckeisen Vice President — Corporate Strategy and Investor Relations (972) 233-1700

VALHI, INC. TERMINATES THE PURCHASE AGREEMENT FOR THE SALE OF WASTE CONTROL SPECIALISTS TO ENERGYSOLUTIONS
DALLAS, TEXAS . . . June 23, 2017 . . . As previously announced, on June 21, 2017, the U.S. District Court for the District of Delaware issued an order enjoining the sale of Waste Control Specialists LLC (WCS), a wholly owned subsidiary of Valhi, Inc. (Valhi) (NYSE: VHI), to EnergySolutions, Inc. (EnergySolutions).  While Valhi disagrees with the Court's decision, the parties have determined that they will not appeal the decision to the Third Circuit Court of Appeals.  On June 22, 2017, Andrews County Holdings, Inc., a subsidiary of Valhi, provided written notice to Rockwell Holdco, Inc. ("Rockwell"), the parent company of EnergySolutions, terminating the purchase agreement for the sale of WCS to Rockwell effective June 22, 2017.
Valhi, Inc. is engaged in the titanium dioxide products, component products (security products and recreational marine components), waste management and real estate management and development industries.

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